Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

of

STERLING CHECK CORP.

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of Corporation Service Company, at 251 Little Falls Drive, Wilmington, Delaware, and said corporation shall be the registered agent of this corporation (the “Corporation”) in charge thereof.

SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors of the Corporation (the “Board”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. If required by applicable law, annual meetings of stockholders for the election of directors, and for such other business as may properly be brought before the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board and they may transact such other corporate business as may properly be brought before the meeting.

SECTION 2. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each and the number of shares held by each, shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days beginning on the tenth day prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and/or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is held at a place, this list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then this list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 3. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority in voting power of the outstanding stock of the Corporation entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time.

SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chief Executive Officer or Corporate Secretary of the Corporation or by resolution of the Board. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice

SECTION 5. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.

SECTION 6. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or electronic transmission setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors shall be not less than one nor more than 12. Within the limits specified above, the number of directors shall be determined by the Board or stockholders of the Corporation. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders.

SECTION 2. RESIGNATIONS. Any director or member of a committee of the Board may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES; NEWLY CREATED DIRECTORSHIPS. Any newly created directorship or vacancy occurring in the Board may be filled by the remaining directors in office, though less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each person so elected shall hold office for the unexpired term and until his or her successor shall be duly elected and qualified.

SECTION 4. REMOVAL. Except as otherwise provided by applicable law or the Certificate of Incorporation, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock entitled to vote thereon.

SECTION 5. POWERS. The Board shall exercise all of the powers of the Corporation, except such as are by law or by the Certificate of Incorporation conferred upon or reserved to the stockholders.

SECTION 6. COMMITTEES. The Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees consisting of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board creating such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware (as from time to time in effect, the “DGCL”), to be submitted to stockholders for approval or (b) a adopting, amending or repealing any provision of these Bylaws.

SECTION 7. MEETINGS.

Regular meetings of the Board may be held without notice at such places and times as shall be determined from time to time by the Board.

Special meetings of the Board may be called by the Chief Executive Officer, or by the Corporate Secretary of the Corporation on the written request of any two directors, on at least 24 hours’ prior notice to each director and shall be held at such place or places as may be determined by the Board or as may be stated in the notice of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any such committee, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 8. QUORUM. The greater of (a) a majority of the directors then- in office and (b) one-third of the total number of authorized directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After any such action is taken, such consent or consents shall be filed with the minutes of proceedings of the Board or such committee in the same paper or electronic form as the minutes are maintained.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer and a Corporate Secretary, all of whom shall be elected by the Board from time to time and who shall hold office until their successors are elected and qualified. In addition, the Board may elect a Chairperson, a President, a General Counsel, one or more Executive Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board after each annual meeting. More than two offices may be held by the same person.

SECTION 2. RESIGNATIONS. Any officer may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. REMOVAL. Any officer or officers may be removed either for or without cause at any time by the Board.

SECTION 4. OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 5. CHAIRPERSON. The Chairperson of the Board, if one is elected, shall preside at all meetings of the Board and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board.

SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, who may also be the President, shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. Except as the Board shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts on behalf of the Corporation and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Chief Financial Officer, General Counsel, Corporate Secretary or an Assistant Secretary or an Assistant Treasurer.

SECTION 7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board.

The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board or the Chief Executive Officer, taking proper vouchers for such disbursements. He or she shall render to the Chief Executive Officer and the Board at the regular meetings of the Board, or whenever they may request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.

SECTION 8. CORPORATE SECRETARY. The Corporate Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board and all other notices required by law or by these Bylaws. In case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer. He or she shall record all the proceedings of the meetings of the stockholders of the Corporation and of the Board and shall perform such other duties as may be assigned to him or her by the directors or the Chief Executive Officer. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chief Executive Officer, and attest the same.

SECTION 9. PRESIDENT. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the directors.

SECTION 9. GENERAL COUNSEL. The General Counsel, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the directors.

SECTION 9. EXECUTIVE VICE PRESIDENT. The Executive Vice Presidents, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the directors.

SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V

MISCELLANEOUS

SECTION 1. UNCERTIFICATED SHARES. The shares of the Corporation’s stock shall be issued in uncertificated form.

SECTION 2. TRANSFER OF SHARES. The shares of the Corporation’s stock shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. A record shall be made of each transfer and, whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 3. STOCKHOLDERS RECORD DATE.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 4. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

SECTION 5. SEAL. The corporate seal of the Corporation, if any, shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The Corporation shall not be required to have a seal.

SECTION 6. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board.

SECTION 7. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall be determined from time to time by resolutions of the Board.

SECTION 8. NOTICE AND WAIVER OF NOTICE.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

(ii) Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation.

(iii) Whenever any notice whatsoever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing or by electronic transmission given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be made by the Board or by the stockholders.